Exhibit 10.8

EXECUTION VERSION

FIRST AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of February 9, 2017 and is entered into by and among ZEKELMAN INDUSTRIES, INC., a Delaware corporation (the “Borrower”), GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent (in such capacity, the “Administrative Agent”), and the several banks and financial institutions parties hereto as Lenders. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement referenced below.

RECITALS

WHEREAS, the Borrower is party to that certain Amended and Restated Credit Agreement, dated as of June 14, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) by and among the Borrower, the several lenders from time to time parties thereto, the Administrative Agent and the other agents and entities parties thereto;

WHEREAS, the Borrower has requested that the Lenders under the Credit Agreement prior to the First Amendment Effective Date (as defined below) (the “Existing Lenders”) consent to reduce the Applicable Rate for the Term Loans on the terms and subject to the conditions set forth herein and in the Credit Agreement;

WHEREAS, each Existing Lender that executes and delivers a signature page to this Amendment on or prior to the First Amendment Effective Date (the “Consenting Lenders”) hereby consents to the amendments set forth herein subject to the conditions in Section III to this Amendment;

WHEREAS, the Borrower is electing to replace each Existing Lender that is not executing a counterpart of this Amendment (each, a “Non-Consenting Lender”) pursuant to Section 3.07 of the Credit Agreement;

WHEREAS, Goldman Sachs Lending Partners LLC (in such capacity, the “Replacement Lender”) wishes to purchase the Term Loans of (i) each of the Non-Consenting Lenders and (ii) each of the Consenting Lenders that elect the “Cash Roll” option (the “Cash Roll Lenders”) and to consent to the amendments set forth herein;

WHEREAS, it is intended that (a) the Borrower will obtain an increase in the Term Loans and (b) the proceeds of the Borrowing under the Increased Term Loan (as defined below) will be used for general corporate purposes including financing the acquisition of Western Tube and Conduit and/or another potential acquisition (each an “Acquisition”);

WHEREAS, subject to the terms and conditions of the Credit Agreement, and pursuant to Section 2.13 of the Credit Agreement, the Borrower has requested that (a) the Increase Lender (as defined below) provide a Term Loan in an aggregate principal amount of $100,000,000 (the “Increased Term Loan”) and (b) the Credit Agreement be amended in the manner provided for herein; and

WHEREAS, the Increase Lender is willing to provide the Increased Term Loan to the Borrower on the First Amendment Effective Date and the parties hereto wish to amend the Credit Agreement on the terms and subject to the conditions set forth in Section III to this Amendment and in the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.    AMENDMENTS

Upon the satisfaction of the conditions to effectiveness set forth in Section III below, the parties hereto agree that the Credit Agreement shall be amended as follows:

(a)       Amendments to Section 1.01: Section 1.01 of the Credit Agreement is hereby amended as follows:

(1)       The first paragraph of the definition of “Applicable Rate” is hereby replaced in its entirety with the following:

““Applicable Rate” means (x) prior to the First Amendment Effective Date, a percentage per annum equal to 5.00% per annum for Eurodollar Rate Loans, and 4.00% per annum for Base Rate Loans; provided that, such Applicable Rate shall step down to 4.75% per annum for Eurodollar Rate Loans and 3.75% per annum for Base Rate Loans if the Consolidated First Lien Secured Debt Ratio is equal to or less than 2.50:1.00 and (y) on and after the First Amendment Effective Date, including with respect to the February 2017 Increased Term Loan, a percentage per annum equal to 3.75% per annum for Eurodollar Rate Loans, and 2.75% per annum for Base Rate Loans; provided that, such Applicable Rate shall step down to 3.50% per annum for Eurodollar Rate Loans and 2.50% per annum for Base Rate Loans if the Consolidated First Lien Secured Debt Ratio is equal to or less than 2.50:1.00.”

(2)       The following definitions are hereby added to Section 1.01 of the Credit Agreement in proper alphabetical sequence:

“February 2017 Increased Term Loan” shall mean the Term Loan made to the Borrower on the First Amendment Effective Date pursuant to the First Amendment to the Credit Agreement in an aggregate amount of $100,000,000.

“First Amendment Effective Date” shall mean February 9, 2017.

“First Amendment to the Credit Agreement” shall mean the First Amendment to the Amended and Restated Credit Agreement, dated as of February 9, 2017, among the Borrower, the Administrative Agent and the Lenders listed on the signature pages thereto.

(b)       Amendment to Section 2.03: Section 2.03(a)(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“If the Borrower makes a prepayment of the entire then-outstanding principal amount under Term Loan Facility pursuant to Section 2.03(a) or a prepayment of the entire then outstanding principal amount under the Term Loan Facility with the proceeds of any Specified Refinancing Debt pursuant to Section 2.03(b)(iii), in each case within six (6) months after the First Amendment Effective Date in connection with any Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of the applicable Lenders (including each Lender that withholds its consent to such Repricing Transaction and is replaced as a Non-Consenting Lender under Section 3.07), a prepayment premium in an amount equal to 1.0% of the principal amount prepaid.”

(c)       Amendment to Section 2.05: The table in Section 2.05 of the Credit Agreement is hereby amended as follows:

Date	Term Loan Principal Amortization Payment
September 30, 2016	$2,062,500.00
December 31, 2016	$2,062,500.00
March 31, 2017	$2,302,187.50
June 30, 2017	$2,302,187.50
September 30, 2017	$2,302,187.50
December 31, 2017	$2,302,187.50
March 31, 2018	$2,302,187.50
June 30, 2018	$2,302,187.50
September 30, 2018	$2,302,187.50
December 31, 2018	$2,302,187.50
March 31, 2019	$2,302,187.50
June 30, 2019	$2,302,187.50
September 30, 2019	$2,302,187.50
December 31, 2019	$2,302,187.50
March 31, 2020	$2,302,187.50
June 30, 2020	$2,302,187.50
September 30, 2020	$2,302,187.50
December 31, 2020	$2,302,187.50
March 31, 2021	$2,302,187.50
Maturity Date for Term Loan Facility	Remainder

(d)       Amendment to Section 2.13(a). The reference in the second proviso of Section 2.13(a) to 10 (ten) Business Days is hereby amended to 5 (five) Business Days.

(e)       Amendment to Section 2.14(b). The reference in the third sentence of Section 2.14(b) to 10 (ten) Business Days is hereby amended to 5 (five) Business Days.

(f)       Amendment to Section 3.07.

(1) Section 3.07(a)(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“any Lender becomes a “Non- Consenting Lender” (as defined below in this Section 3.07), then the Borrower may, on written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees; provided, that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person.”

(2)       The penultimate sentence of Section 3.07(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“In connection with any such replacement, if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within three (3) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Non-Consenting Lender or Defaulting Lender.”

SECTION II. INCREASED TERM LOAN

2.1    Increased Term Loan Commitment.

(a) The lender providing the Increased Term Loan (the “Increase Lender”) party hereto hereby agrees to commit to provide the Increased Term Loan as set forth on Schedule A annexed hereto on the First Amendment Effective Date, on the terms and subject to the terms and conditions set forth herein and in the Credit Agreement.

(b) The Increase Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate in order to make its own credit analysis and decision to enter into this Amendment and make the Increased Term Loan; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or the other applicable Loan Documents, including this Amendment; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) acknowledges and agrees that upon the First Amendment Effective Date, the Increase Lender shall be a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all the rights of a Lender and an Incremental Lender thereunder.

(c) The Increase Lender agrees, subject to the terms and conditions of this Amendment and the Credit Agreement, to make the Increased Term Loan to the Borrower on the First Amendment Effective Date in an aggregate principal amount not to exceed the Increased Term Loan amount as set forth on Schedule A annexed hereto. The commitment of the Increase Lender to make the Increased Term Loan hereunder shall be automatically and permanently terminated on the First Amendment Effective Date (after the funding of the Increased Term Loan). To the extent repaid, the Increased Term Loan may not be reborrowed.

(d) This Amendment shall constitute (i) the notice required to be delivered by the Borrower to the Administrative Agent pursuant to Section 2.13(a) of the Credit Agreement, (ii) an amendment contemplated by Section 2.13(d) of the Credit Agreement and (iii) a joinder contemplated by Section 2.13(c) of the Credit Agreement. As of the First Amendment Effective Date, after giving effect to the incurrence of the Increased Term Loan, the aggregate principal amount of Term Loans outstanding pursuant to the Credit Agreement shall be $920,875,000.00.

2.2    Increased Term Loan.

Notwithstanding any provision to the contrary herein or in the Credit Agreement, the terms of the Increased Term Loan (including, without limitation, the Applicable Rate and the principal payment terms applicable thereto) shall, except to the extent of the Incremental Fee, be the same as the terms of the Term Loans outstanding immediately after giving effect to this Amendment, and the Increased Term Loan shall be a Term Loan for all purposes of this Amendment and the Credit Agreement and shall constitute one tranche with, and be the same class as, the Term Loans made pursuant to Section 2.01 of the Credit Agreement. Following the First Amendment Effective Date and the funding of the Increased Term Loan, each reference in the Credit Agreement to “Term Commitment” shall include the commitment to make the Increased Term Loan hereunder, each reference to “Term Loans” shall include the Increased Term Loan and each reference to “Lender” shall include the Increase Lender hereunder, in each case, unless the context shall require otherwise. Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that the Increased Term Loan, when originally made, is a Term Loan for all purposes under the Loan Documents and is included in each Borrowing of outstanding Term Loans on a pro rata basis. This may be accomplished at the discretion of the Administrative Agent by allocating a portion of the Increased Term Loan to each outstanding Eurodollar Rate Loan that is a Term Loan of the same class on a pro rata basis, even though as a result thereof the Increased Term Loan may effectively have a shorter Interest Period than the Term Loans included in the Borrowing of which it is a part (and notwithstanding any other provision of the Credit Agreement that would prohibit such initial Interest Period). The Increased Term Loan shall not accrue interest for any period prior to the First Amendment Effective Date and the Borrower shall not be required to pay interest on the Increased Term Loan pursuant to Section 2.06 of the Credit Agreement for any period prior to the First Amendment Effective Date.

2.3    Proposed Borrowing.

This Amendment represents the Borrower’s request to borrow the Increased Term Loan from the Increase Lender as follows (the “Proposed Borrowing”):

(i) Class of Proposed Borrowing: Term Loans.

(ii) Aggregate principal amount of Proposed Borrowing: $100,000,000.

(iii) Date of Proposed Borrowing: February 9, 2017.

(iv) Type of Borrowing: Eurodollar Rate Loan.

(v) Interest Period: Interest Period ending March 23, 2017, consistent with the Interest Period of the outstanding Term Loans.

2.4    Credit Agreement Governs.

Except as set forth in this Amendment, the Increased Term Loan shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.

2.5    Use of Proceeds.

The proceeds of the Increased Term Loan shall be used solely for general corporate purposes, including consummation of either Acquisition and to pay certain fees, charges, premiums, expenses and other transaction costs incurred in connection with this Amendment or either Acquisition.

2.6    Notice.

For purposes of the Credit Agreement, the initial notice address of the Increase Lender shall be as specified by it to the Administrative Agent.

2.7    Recordation of New Loans.

Upon execution and delivery hereof, and the funding of the Increased Term Loan, the Administrative Agent will record the Increased Term Loan made by the Increase Lender in the Register as “Term Loans” for all purposes of the Credit Agreement and constituting the same class as the Term Loans made pursuant to Section 2.01 of the Credit Agreement.

2.8    Increased Term Loan Effectiveness.

The provisions of this Section II of this Amendment, including the commitment of the Increase Lender to make the Increased Term Loan, shall become effective immediately after the effectiveness of the amendments to the Credit Agreement specified in Section I of this Amendment on the First Amendment Effective Date.

SECTION III.     CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective and the commitment of the Increase Lender to make the Increased Term Loan shall become effective on the date on which the following conditions precedent are satisfied (or waived by the Administrative Agent):

(a) the Administrative Agent shall have received a counterpart of this Amendment executed and delivered by (i) a duly authorized officer of the Borrower and each Guarantor, (ii) the Consenting Lenders representing the Required Lenders under the Credit Agreement (as in effect immediately prior to effectiveness of this Amendment), (iii) the Replacement Lender, which together with such Consenting Lenders, shall represent each of the Lenders and (iv) the Increase Lender;

(b) all fees and expenses required to be paid on the First Amendment Effective Date pursuant to (i) this Amendment and (ii) that certain engagement letter dated as of January 20, 2017 by and among the Borrower and the engagement parties party thereto, including reasonable and documented out-of-pocket expenses required to be paid on the First Amendment Effective Date pursuant hereto and thereto (including reasonable fees, charges and disbursements of Milbank, Tweed, Hadley & McCloy LLP) shall have been paid to the extent invoiced in reasonable detail at least two Business Days prior to the First Amendment Effective Date);

(c) the representations and warranties contained in Article V of the Credit Agreement and each other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date;

(d) no Default has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment or from the application of proceeds therefrom;

(e) the Administrative Agent shall have received an opinion from Latham & Watkins LLP, special New York counsel to the Loan Parties, covering such customary matters relating to this Amendment as the Administrative Agent shall reasonably request;

(f) the Administrative Agent shall have received an opinion of local counsel in (1) Pennsylvania and (2) Michigan, for the Loan Parties, in each case, covering such customary matters relating to this Amendment as the Administrative Agent shall reasonably request;

(g) a Committed Loan Notice relating to the extension of the Increased Term Loans.

(h) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower dated as of the First Amendment Effective Date (A) (1) attaching copies of Organizational Documents of the Borrower, certified as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of organization or certified by a Responsible Officer of the Borrower as of the First Amendment Effective Date or (2) certifying that there has been no change to such Organizational Documents since the Amendment and Restatement Effective Date, (B) attaching copies of the resolutions of the board of directors (or other applicable governing body) of the Borrower or such Guarantor, as applicable, approving and adopting this Amendment, the transactions contemplated herein and authorizing execution and delivery hereof, in each case certified by a Responsible Officer of the Borrower or such Guarantor to be in force and effect as of the First Amendment Effective Date, and (C) attaching copies of certificates of good standing, existence or its equivalent with respect to the Borrower certified as of a recent date by the appropriate Governmental Authorities;

(i)(i) the Administrative Agent shall have received a certificate of the Borrower dated as of the First Amendment Effective Date signed by a Responsible Officer of the Borrower, certifying that the conditions precedent set out in the following subclauses (ii) through (iv) have been satisfied, (ii) no Default shall have occurred and be continuing or would result from such increase, (iii) such increase in the applicable Facility shall have a final maturity no earlier than the Maturity Date of the Facility subject to such increase and (iv) the Weighted Average Life to Maturity of such increase in the Facility shall be no shorter than that of the existing Facility subject to such increase;

(j) the Borrower and each of the Guarantors shall have provided the documentation and other information reasonably requested in writing at least ten (10) days prior to the First Amendment Effective Date by the Lenders in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act; and

(k) all accrued interest on the Term Loans outstanding immediately prior to the First Amendment Effective Date, whether or not due and payable, shall have been paid in full in a manner reasonably satisfactory to the Administrative Agent and such amounts, when paid, shall be set off against interest that is due and payable on such Term Loans pursuant to Section 2.06(c) of the Credit Agreement at the end of the Interest Period in effect on the First Amendment Effective Date applicable to such Term Loans.

The Administrative Agent shall give prompt notice in writing to the Borrower of the occurrence of the First Amendment Effective Date. Each Consenting Lender and the Increase Lender hereby authorize the Administrative Agent to provide such notice and agree that such notice shall be irrevocably conclusive and binding.

SECTION IV.     REAFFIRMATION; ACKNOWLEDGMENT AND CONSENT

4.1 Reaffirmation of Security Interests and Guaranty.

(a)       Each Loan Party hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, (ii) its guarantee of the Obligations under the Subsidiary Guaranty and (iii) its grant of Liens on the Collateral to the Collateral Agent for the benefit of the Lenders to secure the prompt payment and performance in full when due of the Obligations pursuant to the Collateral Documents.

(b)       Each Loan Party acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect as amended on the date hereof and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. On and after the First Amendment Effective Date, the parties confirm and acknowledge with respect to each Loan Document not amended or modified restated in connection with the First Amendment that unless the context otherwise requires (i) each reference in such Loan Documents to “Credit Agreement”, “thereunder”, “thereof’ or words of like import shall be a reference to the Credit Agreement as amended by the First Amendment, and as such agreement may be otherwise amended, amended and restated, modified or supplemented and in effect from time to time and (ii) the definition of any term defined in any such Loan Document by reference to the terms defined in the “Credit Agreement” shall reference the defined terms in the Credit Agreement, as amended hereby, as the same may be otherwise amended, amended and restated, modified or supplemented and in effect from time to time.

4.2    Acknowledgement and Consent.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION V.     REPRESENTATIONS AND WARRANTIES

In order to induce the Existing Lenders and the Administrative Agent to enter into this Amendment and for the Increase Lender to make the Increased Term Loan, each of the Borrower and each Guarantor represents and warrants to the Administrative Agent and each Lender, as of the First Amendment Effective Date, both before and after giving effect to this Amendment, that:

(a) Power and Authority. Each of the Borrower and each Guarantor has all requisite power and authority to execute, deliver and perform its obligations under this Amendment.

(b) Authorization, No Contravention. The execution, delivery and performance by each of the Borrower and each Guarantor of this Amendment, and the consummation of the transactions contemplated herein, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law; in each case, except with respect to any violation, breach or contravention or payment (but not creation of Liens), to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

(c) Enforceability. This Amendment has been duly executed and delivered by each Loan Party. This Amendment constitutes, a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, examinership, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

(d) Solvency. On the First Amendment Effective Date, after giving effect to this Amendment and the transactions contemplated hereby (including the making of the Increased Term Loan by the Increase Lender hereunder), the Loan Parties together with their Restricted Subsidiaries on a consolidated basis, are Solvent.

(e) Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Amendment or delivered hereunder (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected and pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery; it being understood that such projections may vary from actual results and that such variances may be material.

SECTION VI.     MISCELLANEOUS

6.1    Indemnity.

The Borrower hereby confirms that the indemnification provisions set forth in Section 10.05 of the Credit Agreement shall apply to this Amendment and such losses, claims, damages, liabilities, costs and expenses (as more fully set forth therein as applicable) which may arise out of or in connection with any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the following, whether based on contract, tort or any other theory, the execution, delivery, enforcement, performance or administration of the Amendment or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby.

6.2    Limitation of Amendment.

Except as expressly modified hereby, the Credit Agreement shall continue in effect in accordance with its terms. Except as expressly set forth herein, this Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Loan Parties under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and reaffirmed in all respects and shall continue in full force and effect as modified by this Amendment and nothing herein can or may be construed as a novation thereof. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the First Amendment Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’ or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as modified by this Amendment.

6.3    Direction to Administrative Agent.

Each Consenting Lender and the Increase Lender (i) hereby direct the Administrative Agent to execute this Amendment and (ii) acknowledge and agree that the Administrative Agent has executed this Amendment in reliance of the direction set forth in clause (i).

6.4    Consent.

Each Consenting Lender that delivers an executed counterpart of this Amendment on or prior to the First Amendment Effective Date hereby consents to this Amendment and the amendments contemplated hereby, including without limitation, the making of the Increased Term Loan.

6.5    Assignment.

Each Cash Roll Lender shall execute the Master Assignment and Assumption, which will be substantially in the form attached hereto as Annex A (with such changes as requested by the Administrative Agent) in order to give effect to an assignment of its Term Loans to the Replacement Lender in accordance with Section 10.07 of the Credit Agreement and shall in accordance therewith sell its existing Term Loans as specified in the Master Assignment and Assumption. In the event that such Cash Roll Lender does not execute the Master Assignment and Assumption, such Cash Roll Lender shall have been deemed to have executed and delivered such Master Assignment and Assumption on the First Amendment Effective Date as if it were a Non-Consenting Lender pursuant to Section 3.07(b).

6.6    Headings.

Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

6.7    Applicable Law.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

6.8    Jurisdiction; Waiver of Jury Trial.

The provisions of Sections 10.15(b), (c) and (d) and 10.16 of the Credit Agreement pertaining to consent to jurisdiction, waiver of venue, service of process, and waiver of jury trial are hereby incorporated by reference herein, mutatis mutandis.

6.9    Severability.

Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

6.10    Counterparts.

This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging (including in .pdf or .tif format) means shall be effective as delivery of a manually executed counterpart of this Amendment

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

ZEKELMAN INDUSTRIES, INC.

By:	/s/ Michael P. McNamara, Jr.
	Name:	Michael P. McNamara, Jr.
	Title:	Executive Vice President and Secretary

GUARANTORS:

WHEATLAND TUBE, LLC

By:	/s/ Michael P. McNamara, Jr.
	Name:	Michael P. McNamara, Jr.
	Title:	President and Secretary

ATLAS (USA) HOLDING INC.

By:	/s/ Michael P. McNamara, Jr.
	Name:	Michael P. McNamara, Jr.
	Title:	Vice President and Secretary

ATLAS TUBE (PLYMOUTH) INC.

By:	/s/ Michael P. McNamara, Jr.
	Name:	Michael P. McNamara, Jr.
	Title:	Vice President and Secretary

ATLAS TUBE (CHICAGO), LLC

By:	/s/ Michael P. McNamara, Jr.
	Name:	Michael P. McNamara, Jr.
	Title:	President and Secretary

M.O.S. INC.

By:	/s/ Michael P. McNamara, Jr.
	Name:	Michael P. McNamara, Jr.
	Title:	Vice President and Secretary

[Signature Page to First Amendment to Amended and Restated Credit Agreement]

ADMINISTRATIVE AGENT:

GOLDMAN SACHS LENDING PARTNERS LLC

By:	/s/ Thomas M. Manning
Thomas M. Manning
Authorized Signatory

[Signature Page to First Amendment to Amended and Restated Credit Agreement]

REPLACEMENT LENDER:

GOLDMAN SACHS LENDING PARTNERS LLC

By:	/s/ Thomas M. Manning
Thomas M. Manning
Authorized Signatory

[Signature Page to First Amendment to Amended and Restated Credit Agreement]

INCREASE LENDER:

GOLDMAN SACHS LENDING PARTNERS LLC

By:	/s/ Thomas M. Manning
Thomas M. Manning
Authorized Signatory

[Signature Page to First Amendment to Amended and Restated Credit Agreement]